BlackRock Bond Fund (the "Registrant): BlackRock Total
Return Fund


77(I)

Terms of new or amended securities

Effective June 10, 2013, the Investor B2 Shares were re-designated as Investor A Shares Reference is made to the Registrant's Prospectus and Statement of Additional
Information, as filed with the Securities and Exchange
Commission on Post-Effective Amendment No. 52 to the
Registrant's Registration Statement on Form N-1A filed on
March 8, 2013. A copy of the Registrant's Amended and
Restated Certificate of Classification of Shares is attached under sub-item 77Q1(a).